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News Release

Contact:    Raymond L. Lawless

Chief Financial Officer

(813) 273-3300

TSI Announces Second Quarter 2003 Financial Results

News Summary: TSI reports EBITDA of $26.6 million on total gross revenues of $66.0 million for the quarter ending June 30, 2003.

Tampa, Fla. August 7, 2003—TSI Telecommunication Services Inc. (TSI), a global communications technology company, reported EBITDA of $26.6 million on total gross revenues of $66.0 million for the quarter ending June 30, 2003. Excluding off-network database queries, or pass-thru, revenue for the second quarter of 2003 was $57.9 million. (EBITDA is a non-GAAP financial measure; see attached schedule for a reconciliation of net income (loss) to EBITDA.)

“I am very pleased to report that TSI exceeded expectations for the quarter,” said TSI CEO Ed Evans. “In addition to our strong financial performance, our ability to sell our solutions for wireless local number portability far exceeded expectations. We have secured over 90% of the service bureau market for WLNP services. We are seeing improvement in the sector, and I believe we are well positioned to take advantage of new opportunities in the market.”

“Given our success in securing WLNP contracts, TSI will see accelerated expenses and capital expenditures in the second half of 2003, however, we expect to see significant return on our WLNP investments in 2004 in the form of revenue and contribution growth,” said Chief Financial Officer Ray Lawless.

Second Quarter Results

Total Revenue

Second quarter revenue was $66.0 million, a 5.1% increase over the first quarter 2003. Total revenues, excluding pass-thru, were $57.9 million, a 5.7% increase over first quarter 2003.

Network Services

Total Network Services revenue remained flat quarter-over-quarter at $34.1 million. Network Services revenue, excluding pass-thru revenue, remained flat compared to the prior quarter at $26.0 million, primarily due to increases in INLink® SS7 transactions and the addition of several new markets for 800 database services, slightly offset by lower Visibility® Services revenues.

Technology Interoperability Services

Technology Interoperability Services revenue totaled $17.1 million in the first quarter, a 17.4% increase from first quarter 2003, attributable to increases in ACCESS S&E® clearing and settlement for GSM operators, as well as seasonal increases in wireless roaming.

Call Processing Services

Call Processing Services revenues were $11.1 million in the second quarter, a 9.5% increase from first quarter 2003, driven by increases in FraudManager® services volumes.

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Other Outsourcing Services

TSI’s Other Outsourcing Services segment revenue was $3.7 million for the quarter, a decrease of 5.5% from first quarter 2003. The decrease is driven by the anticipated decline in prepaid wireless services revenue.

Business Highlights

•	TSI secured WLNP contracts with four additional major carriers, bringing total WLNP contracts to eight of the top ten wireless carriers

•	TSI secured these additional contracts:
•	Dobson Communications for INLink SS7 services
•	First Cellular of Southern Illinois for FraudX®
•	MetroPCS Georgia for INLink SS7 services
•	Iowa Network Services and Onvoy Inc. for various SS7 network services

Other Highlights:

•	Formed an alliance with NeuStar to deliver wireline-to-wireless number portability
•	Completed the acquisition of Brience
•	Launched a major Wi-Fi initiative to bring an end-to-end roaming solution to the industry
•	Announced an extension of its relationship with Boingo Wireless to provide seamless roaming for Wi-Fi and WWAN services

Second Quarter 2003 Results Earnings Call

TSI will host a conference call on Friday, August 8, 2003, at 9:00 a.m. (ET) to review second quarter results. To participate on this call, please dial 1 (800) 289-0468 (for U.S. callers) or +1 (913) 981-5517 (international direct dial). The pass code for this call is 159349.

A replay of this call will be available beginning Friday, August 8, 2003 at 1:00 p.m. (ET) through August 15, 2003, 5:00 p.m. (ET). To access the replay, please dial 1 (888) 203-1112 (for U.S. callers), or +1 (719) 457-0820 (international direct dial). The replay pass code is 159349.

About TSI

TSI is a global communications technology company specializing in innovative business and network engineering solutions that manage and interconnect voice and data systems in 30 countries throughout North America, Central and Latin America, Asia Pacific and Europe. TSI provides technology interoperability, network services and call processing to more than 275 mobile operators, wireline carriers, emerging telecom market entrants and business customers. Products include SS7 intelligent network solutions, clearing and settlement services, voice and data roaming facilitation, fraud management, revenue enhancement solutions and more than 25 other integrated services. TSI is a privately owned corporation headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout the United States and offices in The Netherlands, London, Luxembourg, Beijing and Hong Kong. For more information, visit www.tsiconnections.com.

CUSIP: 87287VAB8 Bloomberg Tickers: TSITEL (Bond) 32497Z (Equity)

Cautions about Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding TSI’s plans, intentions and expectations. Such statements are inherently subject to a

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variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

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TSI Telecommunication Services Inc.

Condensed Consolidated Statements of Operations (unaudited)

(Dollars in thousands)

	Successor	Successor	Predecessor	Successor	Combined	Successor
	Three Months Ended Jun 30, 2002	Three Months Ended Jun 30, 2003	Period from Jan 1 to Feb 13, 2002	Period from Feb 14 to Jun 30, 2002	Six Months Ended Jun 30, 2002	Six Months Ended Jun 30, 2003
Revenues Excluding
Off Network Database Queries	$68,330	$57,869	$31,409	$101,618	$133,027	$112,630
Off Network Database Queries	19,181	8,139	8,587	28,813	37,400	16,177

Total Revenues	87,511	66,008	39,996	130,431	170,427	128,807
Cost of operations	40,553	26,310	20,655	59,169	79,824	52,413

Gross Margin	46,958	39,698	19,341	71,262	90,603	76,394
Gross Margin %	53.7%	60.1%	48.4%	54.6%	53.2%	59.3%
Gross Margin % before	68.7%	68.6%	61.6%	70.1%	68.1%	67.8%
Off Network Database Queries
Sales and marketing	6,087	4,288	2,614	9,222	11,836	9,165
General and administrative	10,221	8,768	4,341	16,547	20,888	16,661
Depreciation and amortization	9,165	9,273	1,464	13,672	15,136	18,221
Restructuring	—	—	—	—	—	1,841

Operating income	21,485	17,369	10,922	31,821	42,743	30,506
Other income (expense), net
Interest income (expense), net	(14,853)	(13,755)	432	(22,640)	(22,208)	(30,687)
Other, net	(9)	—	(19)	(5)	(24)	(1)

	(14,862)	(13,755)	413	(22,645)	(22,232)	(30,688)

Income before provision for income taxes	6,623	3,614	11,335	9,176	20,511	(182)
Provision for income taxes	2,602	1,819	4,418	3,601	8,019	360
Net income (loss)	4,021	1,795	6,917	5,575	12,492	(542)
Preferred unit dividends	(6,450)	(7,056)	—	(9,605)	(9,605)	(13,938)

Net income (loss) attributable to common stockholder/unitholders	$(2,429)	$(5,261)	$6,917	$(4,030)	$2,887	$(14,480)

Reconciliation to EBITDA
Net income (loss)	$4,021	$1,795	$6,917	$5,575	$12,492	$(542)
Interest (income) expense, net	14,853	13,755	(432)	22,640	22,208	30,687
Provision for income taxes	2,602	1,819	4,418	3,601	8,019	360
Depreciation and amortization	9,165	9,273	1,464	13,672	15,136	18,221
Restructuring	—	—	—	—	—	1,841

EBITDA	$30,641	$26,642	$12,367	$45,488	$57,855	$50,567

EBITDA Margin	35.0%	40.4%	30.9%	34.9%	33.9%	39.3%

EBITDA, which the Company uses as a financial measure is a non-GAAP financial measure defined as net income (loss) before interest, taxes, depreciation and amortization and restructuring . The Company believes that EBITDA provides an important perspective on the Company’s operating results and the Company’s abilities to service its long-term obligations and to fund continuing growth.

Selected Balance Sheet Information as of June 30, 2003
Cash	$9,617
Senior debt (net of discount)	$216,148
Total debt (net of discount)	$456,795
Senior debt (outstanding face value)	$226,058
Total debt (outstanding face value)	$471,058